Filed Pursuant to Rule 424(b)(3) and Rule 424(c)

Registration No. 333-120895

August 27, 2005

Prospectus Supplement No. 1

To the Prospectus Dated April 15, 2005

of

NETFONE, INC.

Relating to

12,000,000 Shares of Common Stock of Netfone, Inc.

This prospectus supplement supplements our prospectus dated April 15, 2005, relating to the resale by certain selling stockholders of Netfone, Inc. of up to 12,000,000 shares of our common stock in connection with the resale of:

- up to 4,000,000 shares of common stock issued to certain selling stockholders in a private placement on August 31, 2004; and

- up to 8,000,000 shares of common stock issuable to certain selling stockholders upon the exercise of certain share purchase warrants issued in connection with the private placement on August 31, 2004.

You should read this supplement in conjunction with the prospectus. This supplement is qualified by reference to the prospectus, except to the extent the information in this supplement supersedes the information contained in the prospectus.

PRIVATE PLACEMENTS

August 2004 Private Placement

The following information supplements the information contained in the prospectus at page 13:

The expiry date of the Series A share purchase warrants and the Series B share purchase warrants is August 31, 2007. All other terms and conditions of the warrants remain unchanged.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.